EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

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       COUNTRY                             SUBSIDIARY NAME                      JURISDICTION OF INCORPORATION
       -------                             ---------------                      -----------------------------
                                                                                <C
United States           Berlitz Investment Corp.                                Delaware
                        Berlitz Languages, Inc.                                 New York
                        Berlitz Publishing Company, Inc.                        Delaware
                        ELS Educational Services, Inc.                          Delaware
                        Berlitz GlobalNET, Inc.                                 New York
                        The Corporate Word, Inc.                                Pennsylvania
                        Berlitz Franchising Corporation                         Delaware
Canada                  Berlitz Canada Inc.                                     Canada
                        Berlitz GlobalNET Canada, Inc.                          Canada
Argentina               The Berlitz Schools of Languages de Argentina, S.A.     Argentina
Brazil                  Berlitz Centro de Idiomas, S.A.                         Brazil
                        Berlitz Global Services, Ltda.                          Brazil
                        Berlitz Franchising Ltda.                               Brazil
Chile                   Berlitz Escuelas de Idiomas S.A.                        Chile
Colombia                Berlitz Colombia, SA                                    Colombia
Mexico                  Berlitz de Mexico, S.A. de C.V.                         Mexico
Peru                    Berlitz Centers Del Peru S. A.                          Peru
Puerto Rico             Berlitz Puerto Rico, Inc.                               Puerto Rico
Uruguay                 Berlitz Uruguay S.A.                                    Uruguay
                        Minsuel, S.A.                                           Uruguay
Venezuela               Centro de Idiomas Berlitz de Venezuela, C.A.            Venezuela
Australia               Berlitz Language Centres of Australia Pty. Ltd.         Australia
China                   Beijing Berlitz Language Training Co., Ltd.             China
Hong Kong               Berlitz Languages Limited                               Hong Kong
Japan                   Berlitz Japan, Inc.                                     Japan
                        Berlitz GlobalNET Japan, Inc.                           Japan
Korea                   Berlitz Korea Co., Ltd.                                 Korea
Malaysia                Berlitz (Malaysia) Sdn. Bhd.                            Malaysia
Singapore               Berlitz Singapore Pte Ltd.                              Singapore
                        Berlitz Global Services (Singapore) Pte Ltd             Singapore
Taiwan                  Berlitz International (Taiwan) Co., Ltd.                Taiwan
Thailand                Berlitz Thailand Limited                                Thailand
                        Princeton Holding Limited                               Thailand
                        Berlitz Bangkok Limited                                 Thailand
Belgium                 The Berlitz Schools of Languages of Benelux, SA         Belgium
Denmark                 Berlitz Language Services Scandinavia A/S               Denmark
                        Berlitz GlobalNET Denmark A/S                           Denmark
Finland                 Oy Berlitz Ab                                           Finland
France                  Berlitz France, S.A.S.                                  France
                        Berlitz GlobalNET France S.A.S.                         France
                        Softrans-Berlitz S.A.R.L.                               France
                        Trad'Style Communications S.A.R.L.                      France
Netherlands             Berlitz Schools of Languages B.V.                       Netherlands
Ireland                 Berlitz (Ireland) Limited                               Ireland
Italy                   Berlitz Translations S.r.l.                             Italy
                        Berlitz Language Centers S.r.l.                         Italy
Norway                  Berlitz A/S                                             Norway
Spain                   Escuelas de Idiomas Berlitz de Espana, S.A.             Spain
                        Berlitz GlobalNET Espana, S.L.                          Spain
Sweden                  Berlitz International Sweden Aktiebolag                 Sweden
                        Berlitz GlobalNET (Sweden) AB                           Sweden
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       COUNTRY                             SUBSIDIARY NAME                      JURISDICTION OF INCORPORATION
       -------                             ---------------                      -----------------------------
                                                                                <C
United Kingdom          Berlitz (U.K.) Limited                                  United Kingdom
                        Berlitz Publishing Company Limited                      United Kingdom
                        Berlitz GlobalNET (U.K.) Limited                        United Kingdom
                        Equipe Consortium Limited                               United Kingdom
Austria                 Berlitz Austria GmbH                                    Austria
Bulgaria                Berlitz Bulgaria                                        Bulgaria
Czech Republic          Berlitz Schools of Languages, spol.  sr.o.              Czech Republic
Germany                 Berlitz Deutschland GmbH                                Germany
                        Berlitz GlobalNET GmbH                                  Germany
Greece                  Berlitz Hellas, E.P.E.                                  Greece
Hungary                 Berlitz Hungary Nyelviskola Korlatolt Felelossegu       Hungary
                        Tarsasag
Israel                  Berlitz (Israel) Ltd.                                   Israel
Poland                  Berlitz Poland Sp.zo.o                                  Poland
                        Berlitz International Sp. zo.o                          Poland
Slovakia                Berlitz Slovakia s.r.o.                                 Slovakia
Slovenia                Berlitz Slovenija d.o.o.                                Slovenia
Switzerland             Editions Berlitz SA                                     Switzerland
                        The Berlitz Schools of Languages AG                     Switzerland
Turkey                  Berlitz Lisan Merkezleri Limited Sirketi                Turkey
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